Exhibit 5.1

November 12, 2020

Lordstown Motors Corp.

2300 Hallock Young Road

Youngstown, Ohio 44481

Ladies and Gentlemen:

We have acted as counsel to Lordstown Motors Corp., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance of up to an aggregate of 14,400,000 shares (the “Primary Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which consists of (a) up to 5,066,667 shares of Common Stock (the “Private Warrant Shares”) issuable upon the exercise of 5,066,667 private placement warrants (the “Private Placement Warrants”), and (b) up to 9,333,333 shares of Common Stock (the “Public Warrant Shares”) issuable upon the exercise of 9,333,333 public warrants (the “Public Warrants”). The Registration Statement also relates to the offer and sale by certain securityholders of the Company named in the Registration Statement (the “Selling Securityholders”) of (a) up to 143,666,024 shares of the Common Stock (the “Resale Shares”, and together with the Primary Shares, the “Shares”), which include the Private Warrant Shares and Common Stock (the “BGL Warrant Shares” and, together with the Private Warrant Shares and the Public Warrant Shares, the “Warrant Shares”) issuable upon exercise of certain other private placement warrants (the “BGL Warrants” and, together with the Private Placement Warrants and the Public Warrants, the “Warrants”), and (b) the Private Placement Warrants. The Public Warrants and the Private Placement Warrants were issued pursuant to a Warrant Agreement, dated February 27, 2019, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “2019 Warrant Agreement”). The BGL Warrants were issued pursuant to a Warrant Agreement, dated October 23, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “2020 Warrant Agreement” and, together with the 2019 Warrant Agreement, the “Warrant Agreements”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	The Resale Shares, other than any Warrant Shares included in the Resale Shares, are validly issued, fully paid and nonassessable.

2.	The Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

3.	The Resale Private Placement Warrants constitute valid and legally binding obligations of the Company, except as may be limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

We have assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Act. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, as in effect on the date hereof, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promogulated thereunder.

Very truly yours,
/s/ Baker & Hostetler LLP